UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2015

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of shareholders of The Interpublic Group of Companies, Inc. was held on May 21, 2015.

(b) The following matters were voted upon with the final results indicated below.

1.	The nominees listed below were elected directors until the next annual meeting of shareholders with the respective votes set forth opposite their names:

				BROKER
NOMINEE	FOR	AGAINST	ABSTAIN	NON-VOTES

Jocelyn Carter-Miller	331,589,524	3,272,086	2,832,470	19,623,399
Deborah G. Ellinger	333,233,135	1,628,130	2,832,815	19,623,399
H. John Greeniaus	331,884,439	2,869,955	2,939,686	19,623,399
Mary J. Steele Guilfoile	333,022,988	1,837,470	2,833,622	19,623,399
Dawn Hudson	334,573,129	188,470	2,932,481	19,623,399
William T. Kerr	333,453,490	1,406,306	2,834,284	19,623,399
Henry S. Miller	332,427,706	2,422,663	2,843,711	19,623,399
Jonathan F. Miller	287,005,102	47,854,409	2,834,569	19,623,399
Michael I. Roth	321,434,444	11,996,559	4,263,077	19,623,399
David M. Thomas	332,352,546	2,510,725	2,830,809	19,623,399

2.	A proposal to approve confirmation of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2015 was approved with the votes set forth below:

For	343,250,086
Against	3,142,206
Abstain	10,925,187

There were no broker non-votes.

3.	An advisory ballot question on named executive officer compensation was approved with the votes set forth below:

For	315,387,141
Against	19,386,151
Abstain	2,920,788
Broker non-votes	19,623,399

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: May 21, 2015	By:	/s/ Andrew Bonzani
Name: Andrew Bonzani Title: Senior Vice President, General Counsel and Secretary